Exhibit 99.77Q3

               Excelsior Hedge Fund of Funds I, LLC


The Fund is not required to file the certifications required pursuant to Rule 30a-2 under the Investment Company Act of 1940 and this Form N-SAR because this Form N-SAR is not a filing under Section 13(a) or 15(d) of the Securities Exchange Act of 1934.